                                                                   eXHIBIT 10.15


                                 EMPLOYMENT AGREEMENT
                                 --------------------

    THIS AGREEMENT ("Agreement"), dated as of __________ ____, 1997, between TOYMAX INTERNATIONAL, INC., a Delaware corporation (the "Company"), and ANDREW
B. STEIN (the "Executive").

                                 W I T N E S S E T H
                                 - - - - - - - - - -

    WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.


    NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

    1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

    2. TERM. Subject to the provisions of Section 10 hereof, the period of the Executive's employment under this Agreement shall be from October 1, 1997 through September 30, 1999 (the "Term").

    3.   POSITION AND DUTIES.

         (a) During the Term, the Executive shall serve as Managing Director of Toymax (H.K.) Limited ("Limited") and shall have such duties consistent with such office as from time to time may be prescribed by the Board of Directors of the Company (the "Board").

         (b) During the Term, the Executive shall perform and discharge the duties that may be assigned to him by the Board from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder. Executive shall be required to spend in the aggregate a minimum of three (3) months, during each twelve month period comprising the Term, in business travel outside the U.S. on Company and Limited business.

         (c) During the Term, the Executive shall perform such duties on a full-time basis and the Executive shall have no other employment and no other outside business activities whatsoever; PROVIDED, HOWEVER, that the Executive shall not be precluded from making passive investments which do not require the devotion of any significant time or effort.

    4.   COMPENSATION.

         (a) For the Executive's services hereunder, the Company shall pay the Executive a minimum annual salary (as the same may be increased from time to time, the "Base Salary") of $185,000, payable in accordance with the customary payroll practices of the Company.

         (b) The Base Salary shall be reviewed periodically by the Board and shall be subject to such increases as the Board, in its sole discretion, from time to time may determine.


    5.   BONUSES.

         (a) EXECUTIVE BONUS PLAN. During the Term, the Executive shall be eligible to participate in the Toymax Inc. Executive Bonus Plan (the "Bonus Plan"), in accordance with the terms and conditions of such Plan, as they may exist from time to time. Nothing herein shall preclude Toymax Inc. from amending the Bonus Plan from time to time or terminating the Bonus Plan, in whole or in part, at any time.

    6. OTHER BENEFITS. During the Term, the Company shall provide the Executive with the following benefits:

         (a) STOCK OPTION PLAN. The Executive shall be eligible to participate in the Toymax Inc. Stock Option Plan in accordance with the terms and conditions thereof.

         (b) MEDICAL, HEALTH, DENTAL AND LIFE INSURANCE BENEFITS. The Company shall at its own expense provide the Executive with the group medical, health and life insurance coverage provided by the Company generally to its employees. The Executive and his eligible dependents shall be eligible to participate at Executive's sole expense in the Company's group dental insurance plan. In addition the Company shall, at the Company's expense, provide coverage for Executive's eligible dependents under the group medical and health insurance plan provided by the Company generally to its employees. Nothing herein shall prevent the Company from amending and/or terminating the coverages and/or plans described in this Section 6(b), provided, however, that such amendment and/or termination is applicable generally to the employees of the Company.

         (c) 401(K) PLAN. The Executive shall be entitled to participate in the Company's 401(k) Plan in accordance with the terms and conditions of such plan.

    7. AUTOMOBILE ALLOWANCE. During the Term, the Company shall reimburse the Executive for expenses, such as automobile lease or loan payments, incident to his use of an automobile in connection with his duties hereunder; provided, that, the amount of such reimbursement for any month shall not exceed $500.

    8. REIMBURSEMENT OF EXPENSES. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements and/or such other supporting information as the Company may reasonably require of the Executive.

    9. VACATIONS. The Executive shall be entitled to no less than four weeks of paid vacation during each full calendar year of the Term (and a pro rata portion thereof for any portion of the Term that is less than a full calendar year); provided that no single vacation may exceed two consecutive weeks in duration. Unused vacation may not be carried over to successive years.

    10. TERMINATION. The employment hereunder of the Executive may be terminated prior to the expiration of the Term in the manner described in this
Section 10.

         (a) TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company shall have the right to terminate the employment of the Executive for Good Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

         (b) TERMINATION UPON DEATH. The employment of the Executive hereunder shall terminate immediately upon his death.

         (c) VOLUNTARY RESIGNATION BY THE EXECUTIVE. The Executive shall have the right to voluntarily resign his employment hereunder by written notice to the Company.

         (d) TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE. The Company shall have the right to terminate the Executive's employment hereunder without Good Cause by written notice to the Executive.

         (e) TERMINATION DATE. The "Termination Date" is the date as of which the Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

         (f) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

              (i) "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

               (ii)     "Good Cause" shall exist if, and only if, the Executive
(A) wilfully or repeatedly fails in any material respect to perform his obligations hereunder as provided herein, provided that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such material failure and such material failure shall not have been cured by the Executive within 30 days after such notice or such longer period as may reasonably be necessary to accomplish the cure; or (B) has been convicted of a crime which constitutes a felony under applicable law or has entered a plea of guilty or nolo contendere with respect thereto; or (C) has committed any act in connection with his employment hereunder which constitutes fraud or gross negligence; or (D) violates any term or terms of the Employee Patent and Confidential Information Agreement by and between Toymax Inc. and the Executive.

    11. OBLIGATIONS OF COMPANY ON TERMINATION. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Executive's employment shall be as described in this Section 11.

         (a) OBLIGATIONS OF THE COMPANY IN THE CASE OF TERMINATION WITHOUT GOOD CAUSE. In the event that prior to the expiration of the Term, the Company terminates the Executive's employment, pursuant to Section 10(d), without Good Cause, the Company shall provide the Executive with the following:

              (i) AMOUNT OF SEVERANCE PAYMENT. The Company shall pay the Executive the "Severance Payments" equal to the sum of the following:

                   (A)the continuation, for a period of six (6) months following the Termination Date, of the Executive's Base Salary at the rate in effect on the Termination Date, payable in accordance with the customary payroll practices of the Company; and

                   (B)an immediate lump sum cash payment of any Base Salary, Bonus Plan bonuses, allowable vacation and unreimbursed expenses accrued but unpaid as of the Termination Date.

         (b) OBLIGATIONS OF THE COMPANY IN CASE OF TERMINATION FOR DEATH, VOLUNTARY RESIGNATION OR GOOD CAUSE. Upon termination of the Executive's employment upon death (pursuant to Section 10(b)), as a result of the voluntary resignation of the Executive (pursuant to Section 10(c)) or for Good Cause (pursuant to Section 10(a)), the Company shall have no payment or other obligations hereunder to the Executive, except for the payment of any Base Salary, Bonus Plan bonuses, allowable vacation, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

    12. SEVERABILITY. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

    13.  SUCCESSORS AND ASSIGNS.

         (a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

    14. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof.

    15. NOTICES. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 15: (a) if to the Company, to 125 E. Bethpage Road, Plainview, New York 11803 and (b) if to the Executive, to 21 Andover Drive, Syosset, N.Y. 11791.

    16. WITHHOLDING. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to executive employees of the Company.

    17. COMPLETE UNDERSTANDING. Except as expressly provided below, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company, including but not limited to that certain Employment Agreement between the Executive and the Company dated as of March 18, 1993, and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Employee Patent and Confidential Information Agreement, by and between the Company and the Executive, shall remain in full force and effect.

    18.  MODIFICATION; WAIVER.

         (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

    19. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

    20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

                   TOYMAX INTERNATIONAL, INC.


-------------------------------        By:
Witness                                   -----------------------------



-------------------------------        --------------------------------
Witness                                Andrew B. Stein